Exhibit 99.2

Pershing Square, Valeant and Allergan Settle Pending Litigation Before the Delaware

Court of Chancery

Allergan to Announce Unconditional Calling of a Special Meeting of Shareholders

NEW YORK AND LAVAL, QUEBEC – Pershing Square Capital Management, L.P. (“Pershing Square”) and Valeant Pharmaceuticals International, Inc. (NYSE:VRX) (TSX: VRX) (“Valeant”) announced an agreement with Allergan, Inc. (NYSE:AGN) (“Allergan”) to settle pending litigation before the Delaware Court of Chancery.

Pursuant to the settlement, Allergan has agreed to unconditionally call and hold a special meeting of its shareholders on December 18, 2014.

Shareholders of record at the close of business on October 30, 2014 will be entitled to receive notice of and vote at the meeting. Shareholders who submitted special meeting requests will not be required to provide updated information to the company in advance of the meeting.

Pershing Square has delivered requests calling for a special meeting from 51 institutions representing 35.68% of the outstanding common stock of Allergan.

At the special meeting, Allergan shareholders will have the opportunity to voice their support for a number of critical matters, including the removal of six incumbent members of the Allergan board, the appointment of an independent slate of directors, amendments to Allergan’s bylaws to eliminate onerous restrictions on the calling of a special meeting, a request that Allergan engage in negotiations with Valeant and Pershing Square, and certain other actions to improve corporate governance of Allergan.

Allergan has reserved the right to continue to pursue existing litigation in federal court in California but will no longer seek the invalidation of any special meeting requests or otherwise seek to postpone or cancel the special meeting. Valeant and Pershing Square believe that Allergan’s claims and request for relief in the California litigation are entirely without merit and will ultimately be rejected.

ABOUT PERSHING SQUARE

Pershing Square is a Securities and Exchange Commission registered investment advisor to private investment funds. A fund managed by Pershing Square is Allergan’s largest shareholder owning approximately 9.7% of shares outstanding.

ABOUT VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to Pershing Square’s solicitation of written requests to call a special meeting of shareholders of Allergan. In furtherance of this proposal and subject to future developments, Pershing Square has filed a definitive solicitation statement with the SEC on July 11, 2014 (the “solicitation statement”) and a preliminary proxy statement on June 23, 2014, as it may be amended from time to time (the “proxy statement”) with respect to a special meeting of Allergan shareholders, Valeant has filed a registration statement on Form S-4 (the “Form S-4”) and a tender offer statement on Schedule TO (including the offer to exchange, the letter of election and transmittal and other related offer materials) with the SEC on June 18, 2014, as it may be amended from time to time (together with the Form S-4, the “Schedule TO”), and a preliminary proxy statement on June 24, 2014, as it may be amended from time to time, with respect to a meeting of Valeant shareholders. Pershing Square and Valeant (and, if a negotiated transaction is agreed, Allergan) may file one or more solicitation statements, registration statements, proxy statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for the solicitation statement, the Schedule TO, or any other solicitation statement, proxy statement, registration statement, prospectus, tender or exchange offer document or other document Pershing Square, Valeant and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE SOLICITATION STATEMENT, THE SCHEDULE TO, THE PROXY STATEMENT AND ANY OTHER SOLICITATION STATEMENT, PROXY STATEMENT, REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The solicitation statement has been mailed to stockholders of Allergan. Any definitive solicitation statement or proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of the solicitation statement, the Schedule TO and the proxy statement and will be able to obtain free copies of other documents (if and when available) filed with the SEC by Pershing Square and/or Valeant through the web site maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the solicitation statement. The solicitation statement can be obtained free of charge from the sources indicated.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that was prepared as of the specific dates and/or for the specific periods referenced in the materials contained or referred to in this communication. All information contained in this communication that is not clearly historical in nature or that necessarily depends on future or subsequent events is forward-looking information prepared as of the specific dates and for the specific periods referenced in the applicable document contained or referred to in this communication, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking information as of such date(s). Such forward-looking information was based on the expectations of Pershing Square and Valeant and information available at the time of initial publication or dissemination of such information. They were not, and are not, guarantees of future performance, events or results, involve various risks and uncertainties that are difficult to predict and are based upon assumptions, risks and uncertainties as to future events, performance or results that were believed to be reasonable at the time such information was initially made available but may not prove to be accurate and, in most cases, have been superseded, modified or replaced by subsequent information, events or developments These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Valeant’s most recent annual or quarterly report filed with the SEC and the Canadian Securities Administrators (the “CSA”) and assumptions, risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the CSA, which factors are incorporated herein by reference. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Actual results could differ materially from those described in these forward-looking statements. While Pershing Square or Valeant may elect to update forward-looking information contained in this communication at some point in the future, Pershing Square and Valeant do not assume any obligation to update any such forward-looking information, except as required by and in accordance with applicable laws.

Pershing Square Contact Information

Rubenstein

Carolyn Sargent, 212-843-8030

csargent@rubenstein.com

or

Steve Murray, 212-843-8293

smurray@rubenstein.com

Valeant Contact Information:

Investors:	Media:

Laurie W. Little	Renee E. Soto/Meghan Gavigan

Valeant Pharmaceuticals International, Inc.	Sard Verbinnen & Co

949-461-6002	212-687-8080